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                                                                    Exhibit 5.1



KING & SPALDING LLP                                 191 Peachtree Street
                                                    Atlanta, Georgia 30303-1763
                                                    (404) 572-4600
                                                    www.kslaw.com



April 18, 2003




Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia 30092

         RE: SEROLOGICALS CORPORATION -- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:


         We have acted as counsel for Serologicals Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to 100,000 shares (the "Shares") of the Corporation's common stock, par value $.01 per share, and plan interests to be issued in connection with the Corporation's UK Share Incentive Plan (the "Plan").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all certified, conformed, or photographic copies submitted to us, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of this opinion, we have assumed the Shares that may be issued pursuant to the Plan will continue to be duly authorized on the dates of such issuance.

         The opinions expressed herein are limited in all respects to the corporate laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (a) The Shares are duly authorized; and



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Serologicals Corporation
April 18, 2003
Page 2


         (b) When the Shares are issued in accordance with the provisions of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Serologicals Corporation in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.





                                                   Very truly yours,





                                                   /s/ King & Spalding LLP